Rule 10f-3 Transactions

Quarter Ended September 30, 2009

Laudus Growth Investors US Large Cap Growth
Sub-Adviser: UBS Global Asset Management (Americas) Inc.



Name of Security:	Talecris Biotherapeutics
?Eligible for purchase?				x  Yes	    No
Total Offering:		US$950,000,000.00
?Lowest price paid by any purchaser?		x Yes	    No
Total Purchased:	US$28,500,000.00 (Firm)
? Purchased on first date on which sales were made?	x  Yes	    No
Price/Unit:		US$19.00
?Reasonability test passed?			x  Yes	    No
Trade date:		September 30, 2009
?Less than 25% of total offering amount?	x  Yes	    No
Purchased from:	Morgan Stanley
?No compensation to affiliated broker?		x Yes	    No
Other syndicate members (list names):
?Firm commitment underwriting?			x  Yes	    No
Barclays, Citi, Goldman, JPM, Morgan Stanley, UBS, Wells Fargo












I certify to the best of my knowledge that, for the period July 1, 2009
 September 30, 2009, on behalf of UBS Global Asset Management
 (Americas) Inc., that the transactions listed above were made in compliance with the Rule 10f-3 Procedures approved by the Board of Trustees of Laudus Trust.


					Name:	Thomas Shors

					Title:	Associate Director, Compliance

					Date:	October 12, 2009
Page 1 of 1